UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2006

Patient Safety Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-124594 (Commission File Number)	13-3419202 (I.R.S. Employer Identification Number)

1800 Century Park East, Ste. 200, Los Angeles, CA 90067
(Address of principal executive offices) (zip code)

(310) 895-7750
(Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

EXPLANATORY NOTE:

As reported previously, on September 8, 2006 Patient Safety Technologies, Inc. (the “Company”) paid in full the outstanding obligation of $1,245,280.89 owed to Alan E. Morelli pursuant to that certain Secured Convertible Note and Warrant Purchase Agreement entered into by and between the Company and Mr. Morelli on June 6, 2006.

To enable the payoff to Mr. Morelli, the Company entered into a series of agreements with Steven J. Caspi documenting two secured loans to the Company in the aggregate principal amount of $1,495,280.89.

The documents evidencing the loan from Mr. Caspi were entered into on February 23, 2007 (effective as of September 8, 2006) and are hereby being filed as exhibits to this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Secured Convertible Promissory Note

4.2	Warrant for the purchase of Company common stock

4.3	Warrant for the purchase of SurgiCount common stock

10.1	Secured Convertible Note and Warrant Purchase Agreement by and between the Company and Steven J. Caspi dated as of September 8, 2006

10.2	Pledge Agreement dated as of September 8, 2006 by and between the Company and Steven J. Caspi dated as of September 8, 2006.

10.3	Addendum to Pledge Agreement dated as of September 8, 2006 by and between the Company and Steven J. Caspi dated as of September 8, 2006.

10.4	Guaranty executed by Milton “Todd” Ault, III for the benefit of Steven J. Caspi

10.5	Guaranty executed by Louis Glazer for the benefit of Steven J. Caspi

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Dated: February 28, 2007	By:	/s/ Lynne Silverstein
	Name:	Lynne Silverstein
	Title:	President